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                                                                    Exhibit 12.1
                              JEFFERIES GROUP, INC.
                   CALCULATION OF FIXED CHARGE COVERAGE RATIO



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                                                           2001         2000         1999         1998         1997         1996
                                                           ----         ----         ----         ----         ----         ----
                                                         9 months
                                                        ended Sept.
                                                         28, 2001
FIXED CHARGES:

Long term debt interest expense(1)                        9,026,125   12,034,500   12,034,500   12,034,500    7,333,578    5,234,877
Interest portion of rent expense (1/3 of rent expense)    3,434,333    4,178,333    3,108,667    2,431,667    1,914,000    1,386,333
                                                        ----------------------------------------------------------------------------
Total fixed charges                                      12,460,458   16,212,833   15,143,167   14,466,167    9,247,578    6,621,211

EARNINGS BEFORE INCOME TAXES AND FIXED CHARGES:

Earnings before income taxes                             74,094,000   95,393,000   84,095,000   59,193,000   68,690,000   42,186,000
Total fixed charges                                      12,460,458   16,212,833   15,143,167   14,466,167    9,247,578    6,621,211
                                                        ----------------------------------------------------------------------------
                                                         86,554,458  111,605,833   99,238,167   73,659,167   77,937,578   48,807,211

FIXED CHARGE COVERAGE RATIO                                     6.9          6.9          6.6          5.1          8.4          7.4

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(1) Represents total interest expense, excluding interest related to stock loans, interest credited to customers and other short term interest expense.